EXHIBIT 99.1

FOR IMMEDIATE RELEASE:  March 15, 2018

Aspen Group Reports Record Revenue of $5.7 million in Q3 Fiscal 2018

Nursing Students Represent 73% of the Active Student Body at both Aspen University and United States University

NEW YORK, NY – March 15, 2018 - Aspen Group, Inc. (Nasdaq: ASPU), a post-secondary education company, today announced financial results for its 2018 third quarter ended January 31, 2018, highlighted by revenue of $5.7 million, and active student body growth at Aspen University (AU) of 49% year-over-year and 110% active student body growth at United States University (USU) since May, 2017 (9-month period). Both Aspen University and United States University ended the quarter with nursing students representing 73% of their active student body.

Michael Mathews, Chairman & CEO of Aspen Group, commented, “We’re pleased to report that already 46% of USU’s total active students have selected to pay for their education through a monthly payment method. This immediate uptake, particularly from Nurse Practitioner students at USU, gives us great confidence that USU will follow in AU’s footsteps with the overwhelming majority of students paying month-to-month.”

Fiscal Q3 2018 Financial Highlights:*

•

Revenue totaled $5,701,958, an increase of 53% as compared to the prior fiscal year;

•

GAAP Gross Profit totaled $2,900,633, a 29% increase as compared to the prior fiscal year;

•

Net Loss applicable to shareholders of ($2,147,945), as compared to Net Income of $7,377 in the prior fiscal year; Diluted Net Loss per share was $(0.15), as compared to $0.00 in the prior fiscal year;

•

EBITDA, a non-GAAP financial measure, totaled $(1,588,565);

•

Adjusted EBITDA, a non-GAAP financial measure, totaled $(597,305);

Fiscal 2018 Third Quarter Financial and Operational Highlights:*

	Aspen University	United States University
	Q3 FY’2018	Q3 FY’2018
New Student Enrollments	1,164	103*
Active Student Body	6,066	446
-College of Nursing Students	4,401	326
Monthly Payment Method Students	4,194	204

For the third quarter, revenues increased 53% to $5,701,958 as compared to $3,735,626 for the same period the prior year. GAAP Gross Profit increased to $2,900,633 or 51% Gross Margin. Net loss applicable to shareholders was ($2,147,945) or Diluted Net Loss per share of $(0.15). EBITDA, a non-GAAP financial measure, was $(1,588,565) or (28%). Adjusted EBITDA, a non-GAAP financial measure, was $(597,305) or (10%).

One-time expenses related to the acquisition of United States University totaled $610,219, which represented an increase in the company’s EPS loss by an additional $(0.04).

Aspen University increased its internet advertising spend rate sequentially by approximately $167,000 or 17%, primarily the result of a spending increase at the Doctoral level during the month of January. Additionally, the company launched a 9-person outside sales force in January, initially targeting the San Diego, Los Angeles, Phoenix and NY Metropolitan areas. These two sales & marketing investment initiatives are designed to drive incremental enrollment growth in the upcoming 2019 fiscal year, consequently the company’s gross margin and marketing efficiency ratios are expected to moderately decline short-term as a result.

*All comparatives include USU financial results for the two month period from December 1, 2017 – January 31, 2018.

Excluding the $610,219 one-time USU acquisition expenses, G&A increased sequentially by $900,750. The acquisition of United States University accounted for over three-quarters of the G&A increase, as the company’s non-faculty full-time staff rose from 110 to 142 employees. The majority of the remaining increase was a one-time expense of legal fees related to the HEMG NJ bankruptcy proceeding in which the company is a creditor. On a year-over-year basis, G&A rose by 119%, from $2,133,074 to $4,677,359.

The following table presents gross profit calculated in accordance with GAAP:

	For the Quarters Ended
	January 31,
	2018*	2017

Revenues	$5,701,958	$3,735,626

Costs of revenues (exclusive of amortization shown separately)	2,665,664	1,359,131

Amortization expenses excluded from cost of revenues	135,661	119,577

GAAP gross profit	$2,900,633	$2,256,918

The following table presents a reconciliation of EBITDA and Adjusted EBITDA to Net loss, a GAAP financial measure:

	For the Quarters Ended
	January 31,
	2018*	2017
Net income (loss)	$(2,147,945)	$7,377
Interest expense, net of interest income	211,486	78,317
Depreciation & amortization	347,894	132,727
EBITDA (loss)	(1,588,565)	218,421
Bad debt expense	132,644	(25,680)
USU Acquisition expenses	610,219	—
Non-recurring charges	85,853	146,809
Stock-based compensation	162,544	96,498
Adjusted EBITDA (Loss)	$(597,305)	$436,048

Fiscal Year 2018 Fourth Quarter Business Update:

The company expects to have approximately 70 enrollment advisors employed by early-April, approximately one month ahead of its original fiscal year-end target date. Consequently, the company intends to increase its internet marketing monthly spend rate to over $600,000 beginning with the month of April.

Revenues for fiscal year 2018 fourth quarter are expected to increase by at least $1 million sequentially, or over $6.7 million.

Non-GAAP – Financial Measures:

This press release includes both financial measures in accordance with Generally Accepted Accounting Principles, or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to net income, operating income, and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of Aspen Group nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Our management uses and relies on Adjusted EBITDA and EBITDA, each of which are non-GAAP financial measures. We believe that both management and shareholders benefit from referring to the following non-GAAP financial measures in planning, forecasting and analyzing future periods. Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison.  Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described above.

Aspen Group defines Adjusted EBITDA as earnings (or loss) from continuing operations before the items in the table above. Aspen Group excludes these expenses because they are non-cash or non-recurring in nature.

We have included a reconciliation of our non-GAAP financial measures to the most comparable financial measures calculated in accordance with GAAP. We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between Aspen Group and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

Conference Call:

Aspen Group, Inc. will host a conference call to discuss its fiscal year 2018 third quarter (ending January 31, 2018) financial results and business outlook on Thursday, March 15, 2018, at 4:30 p.m. (ET).  The conference call can be accessed by dialing toll-free (844) 452-6823 (U.S.) or (731) 256-5216 (international), passcode 6565836. Subsequent to the call, a transcript of the audiocast will be available from the Company’s website at ir.aspen.edu. There will also be a 7 day dial-in replay which can be accessed by dialing toll-free (855) 859-2056 or (404) 537-3406 (international), passcode 6565836.

About Aspen Group, Inc.:

Aspen Group, Inc. is a publicly held, for-profit post-secondary education company headquartered in New York, NY.  It owns two accredited universities, Aspen University and United States University. Aspen Group’s vision is to make college affordable again in America.

Aspen University’s mission is to offer any motivated college-worthy student the opportunity to receive a high quality, responsibly priced distance-learning education for the purpose of achieving sustainable economic and social benefits for themselves and their families. Aspen University is dedicated to providing the highest quality education experiences taught by top-tier faculty - 54% of Aspen University’s faculty hold doctoral degrees. To learn more about Aspen University, visit www.aspen.edu.

United States University began its institutional history in 1997 as InterAmerican College. In 2010, the school was renamed to United States University and recently moved its campus into the heart of San Diego. United States University is regionally accredited by the Accrediting Commission for Senior Colleges and Universities of the Western Association of Schools and Colleges, offering bachelor and master level degree programs in nursing, education, health science, and business & management. To learn more about United States University, visit www.usuniversity.edu.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including USU students electing monthly payment plans as have AU students, the expected short-term impact of internet and outside sales expenses and future marketing spend rate and fourth quarter anticipated revenues. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include unexpected difficulties integrating United States University, a change in the effectiveness of our marketing and changes in the economy. Further information on our risk factors is contained in our filings with the SEC, including our Form 10-K for the year ended April 30, 2017. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

Aspen Group, Inc.

Michael Mathews, CEO

914-906-9159

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	January 31,	April 30,
	2018	2017
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$3,803,080	$2,756,217
Restricted cash	190,506	—
Accounts receivable, net of allowance of $544,492 and $328,864, respectively	8,592,958	4,434,862
Prepaid expenses	288,640	133,531
Promissory note receivable	—	900,000
Other receivables	233,862	81,464
Accrued interest receivable	—	8,000
Total current assets	13,109,046	8,314,074

Property and equipment:
Call center equipment	96,305	53,748
Computer and office equipment	130,137	103,649
Furniture and fixtures	712,209	255,984
Software	2,590,297	2,131,344
	3,528,948	2,544,725
Less accumulated depreciation and amortization	(1,161,030)	(1,090,010)
Total property and equipment, net	2,367,918	1,454,715
Goodwill	5,011,432	—
Intangible assets, net	9,916,667	—
Courseware, net	137,557	145,477
Accounts receivable, secured - related party, net of allowance of $625,963, and $625,963, respectively	45,329	45,329
Long term contractual receivable	935,878	657,542
Other assets	585,206	56,417

Total assets	$32,109,033	$10,673,554

	January 31,	April 30,
	2018	2017
	(Unaudited)
Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$1,273,990	$756,701
Accrued expenses	596,633	262,911
Deferred revenue	4,156,550	1,354,989
Refunds due students	730,722	310,576
Deferred rent, current portion	7,429	11,200
Convertible notes payable- related party, current portion	1,000,000	—
Convertible notes payable, current portion	50,000	50,000
Other current liabilities	186,134	—
Total current liabilities	8,001,458	2,746,377

Convertible note payable - related party	1,000,000	—
Senior secured term loan, net of discount	6,769,932	—
Warrant Liability	—	52,500
Deferred rent	60,295	34,437
Total liabilities	15,831,685	2,833,314

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $0.001 par value; 250,000,000 shares authorized,
15,072,332 issued and 15,055,665 outstanding at January 31, 2018
13,504,012 issued and 13,487,345 outstanding at April 30, 2017	15,072	13,504
Additional paid-in capital	45,439,538	33,607,423
Treasury stock (16,667 shares)	(70,000)	(70,000)
Accumulated deficit	(29,107,262)	(25,710,687)
Total stockholders’ equity	16,277,348	7,840,240

Total liabilities and stockholders’ equity	$32,109,033	$10,673,554

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the		For the
	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2018	2017	2018	2017

Revenues	$5,701,958	$3,735,626	$14,796,483	$9,957,467

Operating expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	2,665,664	1,359,131	6,282,814	3,490,046
General and administrative	4,677,359	2,133,074	10,975,085	6,228,554
Program review settlement expense	—	25,000	—	25,000
Depreciation and amortization	347,894	132,727	631,969	422,782
Total operating expenses	7,690,917	3,649,932	17,889,868	10,166,382

Operating (loss) income	(1,988,959)	85,694	(3,093,385)	(208,915)

Other income (expense):
Other income	46,179	1,684	88,067	3,047
Gain on extinguishment of warrant liability	52,500	—	52,500	—
Interest expense	(257,665)	(80,001)	(443,757)	(175,662)
Total other expense, net	(158,986)	(78,317)	(303,190)	(172,615)

(Loss) income before income taxes	(2,147,945)	7,377	(3,396,575)	(381,530)

Income tax expense (benefit)	—	—	—	—

Net (loss) income	$(2,147,945)	$7,377	$(3,396,575)	$(381,530)

Net (loss) income per share allocable to common stockholders - basic	$(0.15)	$0.00	$(0.25)	$(0.03)

Net (loss) income per share allocable to common stockholders - diluted	$(0.15)	$0.00	$(0.25)	$(0.03)

Weighted average number of common shares outstanding: basic	14,491,634	11,467,345	13,862,992	11,419,270

Weighted average number of common shares outstanding: diluted	14,491,634	13,040,970	13,862,992	11,419,270

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE NINE MONTHS ENDED JANUARY 31, 2018

(Unaudited)

			Additional			Total
	Common Stock		Paid-In	Treasury	Accumulated	Stockholders'
	Shares	Amount	Capital	Stock	Deficit	Equity
Balance at April 30, 2017	13,504,012	$13,504	$33,607,423	$(70,000)	$(25,710,687)	$7,840,240

Fees associated with equity raise	—	—	(14,033)	—	—	(14,033)
Restricted stock issued for services	10,000	10	88,690	—	—	88,700
Stock-based compensation	—	—	466,468	—	—	466,468
Common stock issued for acquisition	1,203,209	1,203	10,214,041	—	—	10,215,244
Common stock issued for cashless warrant exercises	162,072	162	(162)	—	—	—
Common stock issued for warrants exercised for cash	79,442	79	143,410	—	—	143,489
Common stock issued for stock options exercised	113,597	114	455,273	—	—	455,387
Warrants issued with senior secured term loan	—	—	478,428	—	—	478,428
Net loss, for the Nine months ended January 31, 2018	—	—	—	—	(3,396,575)	(3,396,575)
Balance at January 31, 2018	15,072,332	$15,072	$45,439,538	$(70,000)	$(29,107,262)	$16,277,348

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the
	Nine months ended
	January 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(3,396,575)	$(381,530)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense (recovery)	298,144	(25,680)
Gain on extinguishment of warrant liability	(52,500)	—
Depreciation and amortization	631,969	422,782
Loss on asset disposal	27,590	—
Stock-based compensation	466,468	253,833
Amortization of debt discounts	99,726	15,625
Amortization of prepaid shares for services	37,039	52,500
Warrant buyback expense	—	206,000
Changes in operating assets and liabilities:
Accounts receivable	(4,534,118)	(2,331,140)
Prepaid expenses	(59,451)	28,715
Accrued interest receivable	(45,400)	—
Other receivables	(152,398)	—
Other assets	(528,789)	(25,241)
Accounts payable	366,044	875,110
Accrued expenses	218,476	105,111
Deferred rent	22,087	17,318
Refunds due students	420,146	124,912
Deferred revenue	2,340,461	562,643
Other liabilities	186,134	—
Net cash used in operating activities	(3,654,947)	(99,042)

Cash flows from investing activities:
Cash paid in asset acquisition	(2,589,719)	—
Proceeds from promissory note interest receivable	53,400	—
Increase in restricted cash	(190,506)	—
Purchases of courseware	(33,369)	(6,550)
Purchases of property and equipment	(1,171,473)	(565,306)
Proceeds from promissory note receivable	900,000	—
Net cash used in investing activities	(3,031,667)	(571,856)

Cash flows from financing activities:
Warrant Buyback	—	(400,000)
Borrowing of bank line of credit	—	247,000
Payments for bank line of credit	—	(248,783)
Borrowing of third party line of credit	—	1,250,000
Third party line of credit financing costs	—	(60,000)
Proceeds of warrant and stock options exercised	598,876	—
Offering costs paid on debt financing	(351,366)	—
Disbursements for equity offering costs	(14,033)	(4,017)
Proceeds from senior secured term loan	7,500,000	—
Net cash provided by financing activities	7,733,477	784,200

Net increase in cash	1,046,863	113,302
Cash at beginning of period	2,756,217	783,796
Cash at end of period	$3,803,080	$897,098

	For the
	Nine months ended
	January 31,
	2018	2017
Supplemental disclosure of cash flow information:
Cash paid for interest	$316,781	$145,105
Cash paid for income taxes	$—	$—

Supplemental disclosure of non-cash investing and financing activities
Warrants issued as part of senior secured loan	$478,428	$—
Assets acquired net of liabilities assumed for non-cash consideration	$12,215,244	$—
Common stock issued for services	$—	$62,002
Warrant derivative liability	$—	$52,500